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                                                                    EXHIBIT 99.8

                        National Life Insurance Company


                               Power of Attorney



         The undersigned hereby appoints Patrick E. Welch, Thomas H. MacLeay, or Rodney A. Buck, or any of them, his attorney-in-fact to execute in his name, and on his behalf, the VariTrak variable universal life registration statement on Form S-6, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1993.


          /s/ Earle H. Harbison, Jr.
        ----------------------------
        Earle H. Harbison, Jr.
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                               Power of Attorney



         The undersigned hereby appoints Patrick E. Welch, Thomas H. MacLeay, or Rodney A. Buck, or any of them, his attorney-in-fact to execute in his name, and on his behalf, the VariTrak variable universal life registration statement on Form S-6, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1993.


          /s/ A. Gary Shilling
        -----------------------
        A. Gary Shilling